Exhibit 99.(a)(1)(F)

NVIDIA CORPORATION

(the “Company”)

Paper Change/Withdrawal Form

To NVIDIA Corporation:

I previously received a copy of the Company’s offering materials filed with the Securities and Exchange Commission on Schedule TO on February 11, 2009 (the “Offering Materials”), and completed the election form, in which I elected to tender my Eligible Option(s). I now wish to change/withdraw that election as provided below. I understand that by signing this Change/Withdrawal Form and delivering it to the Company in accordance with the terms set forth in the Offering Materials, the Eligible Options I have listed below will NOT be repurchased. Instead, they will continue to be governed by the applicable plans under which the Eligible Options were granted and the relevant option agreement(s) between the Company and me or assumed by the Company, as the case may be. I further understand that this Change/Withdrawal Form will only be effective upon receipt by the Company in the manner described in the Offering Materials and such receipt must occur prior to the expiration of the Offer. Capitalized terms used but otherwise not defined herein will have the meanings set forth in the Offering Materials.

Please list below each Eligible Option grant(s) as to which you withdraw your election to tender under the Offer. If you do not know which Eligible Option(s) you have elected to tender under the Offer, please contact Stock Administration at the e-mail address or telephone number listed below. If you wish to withdraw your election as to ALL Eligible Options you have previously elected to tender in the Offer, please check the following box and do not complete the following table: ☐ (only check box if you do not wish to participate in the Offer at all)

Grant ID	Grant Date	Grant / Exercise Price (USD)	Eligible Options

NOTE: You must tender options on a grant by grant basis. You cannot change/withdraw a portion of a grant. If you wish to elect to tender other Eligible Option(s) in the Offer, please request a Paper Election Form from Stock Administration or visit the Offer Website at https://nvidia.equitybenefits.com/.

I have completed and signed this Change/Withdrawal Form exactly as my name appears on my original election form.

Signature of Holder:
Print Name:
Employee ID:
Date:
Address:

FAX OR EMAIL THIS ENTIRE CHANGE/WITHDRAWAL FORM TO STOCK ADMINISTRATION NO LATER THAN MIDNIGHT, PACIFIC TIME, ON MARCH 11, 2009.

Fax to: (408) 486-2577

Email to: tenderoffer@nvidia.com

NVIDIA Corporation

2701 San Tomas Expressway

Santa Clara, California 95050

DELIVERY OF YOUR CHANGE/WITHDRAWAL FORM OTHER THAN VIA FACSIMILE OR EMAIL, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.